Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Mercury Systems, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 13, 2022

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD		STARBOARD VALUE L LP
By:	Starboard Value LP,	By:	Starboard Value R GP LLC,
	its investment manager		its general partner

STARBOARD VALUE AND OPPORTUNITY S LLC		STARBOARD X MASTER FUND LTD
By:	Starboard Value LP,	By:	Starboard Value LP,
	its manager		its investment manager

STARBOARD VALUE AND OPPORTUNITY C LP		STARBOARD VALUE LP
By:	Starboard Value R LP,	By:	Starboard Value GP LLC,
	its general partner		its general partner

STARBOARD VALUE R LP		STARBOARD VALUE GP LLC
By:	Starboard Value R GP LLC,	By:	Starboard Principal Co LP,
	its general partner		its member

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP		STARBOARD PRINCIPAL CO LP
By:	Starboard Value L LP,	By:	Starboard Principal Co GP LLC,
	its general partner		its general partner

STARBOARD PRINCIPAL CO GP LLC

STARBOARD VALUE R GP LLC

By:	/s/ Jeffrey C. Smith
/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

/s/ /s/ Jeffrey C. Smith
JEFFREY C. SMITH
Individually and as attorney-in-fact for Peter A. Feld